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      [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP APPEARS HERE]







                                October 7, 1999





Cybernet Internet Services International, Inc.
Stefan-George Ring 19-23
D-81929 Munich
GERMANY

     Subject:  Federal Income Tax Consequences of Transactions
               Pursuant to the Exchange Offer

Gentlemen:

     You have requested that we render this opinion to you with respect to the material federal income tax issues with respect to the acquisition, ownership and disposition of notes ("Exchange Notes") offered by Cybernet Internet Services International, Inc., a Delaware corporation (the "Company"), in exchange for outstanding notes of the Company pursuant to the Exchange Offer. All capitalized terms which are used but not defined herein shall have the same meaning attributed to them in the Registration Statement filed with the Securities and Exchange Commission concerning the Exchange Offer, dated
October 7, 1999 (the "Registration Statement").

     For purposes of rendering the opinions expressed in this letter, we have examined the Registration Statement and all materials, documents, agreements referenced therein and such other instruments and documents as we have deemed necessary or appropriate for the purposes of rendering this opinion.

     Based upon the foregoing and subject to the assumptions, qualifications and limitations hereinafter stated, we are of the opinion that the discussion in the Registration Statement under the caption "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES," insofar as it contains statements of federal income tax law or conclusions with respect to federal income tax law, is correct in all material respects.

     It is our intention in rendering this opinion to follow all relevant professional standards, including those expressed in American Bar Association Formal Opinion 346 (Revised), and Treasury Department Circular No. 230, (Revised) as amended (31 C.F.R. Part 10), both of which direct a lawyer in issuing a tax opinion to consider all material tax issues and to address fully and fairly in the offering materials all of such issues which involve the reasonable possibility of a challenge by the Internal Revenue Service.
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Cybernet Internet Services International, Inc.
October 7, 1999
Page 2



     In addition to those assumptions, qualifications and limitations set forth in the Registration Statement, the opinions contained in this letter are subject to the following assumptions, qualifications and limitations.

     (a) We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or facsimile copies.

     (b) Our opinion is based upon the facts existing on the date of our rendering of the opinion, as those facts are described in the Registration Statement.

     (c) Our opinion is based upon existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and currently effective Treasury Regulations promulgated under the Code, applicable legislative history of the Code, and existing judicial decisions and present administrative rulings and practices, all of which are subject to change and differing interpretations at any time. Any change in the state of existing tax law may render inaccurate the opinions set forth above.

     (d) It is not possible to predict with certainty how the federal income tax law will develop or how the courts will decide various tax issues if they are litigated. In addition, an opinion of counsel is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the Internal Revenue Service will not take a position on any one or more issues which is contrary to the opinion expressed herein or in the Registration Statement or that the Internal Revenue Service will not be successful in such contrary position.

     (e) Other than as specifically set forth in this letter or in the discussions in the Registration Statement under the caption "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES," we express no opinion with respect to the federal income tax treatment of any specific matter related to the acquisition, ownership or disposition of the Exchange Notes, or with respect to the tax laws of any state, locality or other jurisdiction within or without the United States.

                                Respectfully,


                                /s/  Powell, Goldstein, Frazer & Murphy LLP
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                                POWELL, GOLDSTEIN, FRAZER & MURPHY LLP